UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

VERSAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of September 13, 2013, Versar, Inc. (the “Company”) entered into a new Change in Control Severance Agreement (“Change in Control Severance Agreement”) with each of:

1.	Anthony L. Otten, the Company’s Chief Executive Officer;
2.	Jeffrey A. Wagonhurst, the Company’s President and Chief Operating Officer;
3.	Cynthia A. Downes, the Company’s Executive Vice President, Chief Financial Officer and Treasurer;
4.	Joshua J. Izenberg, the Company’s Senior Vice President, General Counsel and Secretary;
5.	J. Joseph Tyler, the Company’s Senior Vice President, Director of Strategic Initiatives; and
6.	Linda M. McKnight, the Company’s Senior Vice President, Business Development.

These new Change in Control Severance Agreements replace in their entirety any and all pre-existing similar agreements between the Company and each of the above executive officers. Under the Change in Control Severance Agreement with each of the above executive officers, severance benefits include, among other items, a lump sum payment equal to (i) two times the executive’s annual base salary, or, if higher, the annual base salary in effect immediately before the Change in Control, Potential Change in Control or Good Reason event, and (ii) two times the higher of the amount paid to the executive under any existing cash bonus, cash incentive and/or non-equity incentive compensation plans in the calendar year preceding the calendar year in which the Change in Control or Potential Change in Control occurred.

The Change in Control Severance Agreement with each of the above executive officers will expire upon the earlier of September 13, 2015 or the date on which said executive officer ceases to serve in his or her current position with the Company (in each case, the “Standard Termination Date”), in each case prior to the occurrence of a Potential Change in Control or a Change in Control as defined in the agreement. If a Potential Change in Control occurs during the term of the Change in Control Severance Agreement, the above termination dates will not apply and the agreement will terminate on the later of the Standard Termination Date or the date that is the last day of the 6th calendar month beginning after the calendar month in which the relevant Potential Change in Control occurred. If a Change in Control occurs during the term of the Change in Control Severance Agreement, the above termination dates will not apply and the agreement will terminate on the later of the Standard Termination Date or the last day of the 24th calendar month beginning after the calendar month in which the Change in Control occurred.

A copy of the Change in Control Severance Agreements between the Company, on the one hand, and each of Anthony L. Otten, Jeffrey A. Wagonhurst, Cynthia A. Downes, Joshua J. Izenberg, J. Joseph Tyler and Linda M. McKnight, on the other hand, are filed with this Report as Exhibits 10.35 through 10.40 and are incorporated by reference herein. The foregoing description of each of the Change in Control Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.35 Change in Control Severance Agreement between the Company and Anthony L. Otten.

10.36 Change in Control Severance Agreement between the Company and Jeffrey A. Wagonhurst.

10.37 Change in Control Severance Agreement between the Company and Cynthia A. Downes.

10.38 Change in Control Severance Agreement between the Company and Joshua J. Izenberg.

10.39 Change in Control Severance Agreement between the Company and J. Joseph Tyler.

10.40 Change in Control Severance Agreement between the Company and Linda M. McKnight.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 18, 2013	VERSAR, INC.

	By:	/s/ Joshua J. Izenberg
Joshua J. Izenberg Senior Vice President and General Counsel

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